Calculation of Filing Fee Tables
S-3
Chubb Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	3.780% Senior Notes due 2031 of Chubb INA Holdings LLC	457(r)	290,191,527		$ 290,191,527.00	0.0001381	$ 40,075.45
Fees to be Paid	2	Debt	4.034% Senior Notes due 2033 of Chubb INA Holdings LLC	457(r)	290,191,527		$ 290,191,527.00	0.0001381	$ 40,075.45
Fees to be Paid	3	Other	Guarantees of 3.780% Senior Notes due 2031 of Chubb Limited	Other				0.0001381	$ 0.00
Fees to be Paid	4	Other	Guarantees of 4.034% Senior Notes due 2033 of Chubb Limited	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 580,383,054.00		$ 80,150.90
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 80,150.90
Offering Note
[1]	1(a) C$400,000,000 aggregate principal amount of the 3.780% Senior Notes due 2031will be issued. The $290,191,527 amount to be registered is based on the noon buying rate in New York City on May 29, 2026 for cable transfers as announced by the U.S. Federal Reserve Board, which was C$1.3784=$1.00. 1(b) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

[2]	C$400,000,000 aggregate principal amount of the 4.034% Senior Notes due 2033 will be issued. The $290,191,527 amount to be registered is based on the noon buying rate in New York City on May 29, 2026 for cable transfers as announced by the U.S. Federal Reserve Board, which was C$1.3784=$1. See Offering Note 1(b).

[3]	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

[4]	See Offering Note 3.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $580,383,053.00. The prospectus is a final prospectus for the related offering.